Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED PROFESSIONAL ACCOUNTANTS

We consent to the use in this Amendment No. 1 to the Registration Statement of our report dated December 28, 2017 relating to the consolidated financial statements of Petroteq Energy Inc. (formerly MCW Energy Group Limited) and subsidiaries, appearing in this Registration Statement.

We also consent to the reference to us under the heading “Statement By Experts” in such Registration Statement.

/s/ Hay & Watson

Independent Registered Chartered Professional Accountants

Vancouver BC, Canada

November 30, 2018